EXHIBIT 3.6
[Translation]
Regulations of the Board of Directors of NIPPON MINING HOLDINGS, INC.
(Established on September 27, 2002 — Accounting Department Regulations 2-1)
(Amended on June 27, 2006 — Accounting Department Regulations 2-2)

Article 1	Purpose
Matters relating to the Board of Directors shall be governed by these Regulations, in addition to what is provided for in laws and ordinances and the Articles of Incorporation of the Company.

Article 2	Composition
The Board of Directors shall comprise all directors of the Company.

Article 3	Dates of Meetings of the Board of Directors and Person to Convene Meetings
3.1	Ordinary meetings of the Board of Directors shall be held at 2 p.m. on the first Wednesday of each month (if such day falls on a holiday, on the day following such day) at the head office of the Company; provided, however, that the Company may change the time, date, and place of a meeting or cancel a meeting by giving notice to each director and corporate auditor at least two (2) days prior to the date of such meeting.

3.2	Extraordinary meetings of the Board of Directors shall be held whenever necessary.

3.3	The Chairperson and Director of the Company shall convene meetings of the Board of Directors. If the Chairperson and Director is unable to do so or such position is vacant, the President of the Company shall convene such meeting. If both the Chairperson and Director and the President are unable to do so or both of such positions are vacant, one of the other directors shall convene such meeting in the order of priority predetermined by the Board of Directors.

Article 4	Convocation Notice
4.1	Notices to convene meetings of the Board of Directors shall specify the date, time, place, and important agenda items of such meeting, and shall be sent to each director and corporate auditor at least two (2) days prior to the date of such meeting; provided, however, that this period can be shortened in case of an emergency.

4.2	Meetings of the Board of Directors may be held without the convocation procedures if all of the directors and corporate auditors have otherwise given consent.

Article 5	Matters Requiring Resolution of the Board of Directors
Matters requiring a resolution of the Board of Directors shall be separately set out in the “Operational Guidelines with respect to Matters to be Resolved by and Reported to the Board of Directors.”

Article 6	Chairperson
The Chairperson and Director of the Company shall act as chairperson at meetings of the Board of Directors. If the Chairperson and Director is unable to do so or such position is vacant, the President of the Company shall act as chairperson at such meeting. If both the Chairperson and Director and the President are unable to do so or both of such positions are vacant, one of the other directors shall act as chairperson at such meeting in the order of priority predetermined by the Board of Directors.

Article 7	Resolutions
7.1	Resolutions of meetings of the Board of Directors shall be adopted by a majority of the directors present who are entitled to participate in the vote, provided that a majority of all directors entitled to participate in the vote are present at such meeting.

7.2	Directors who have a special interest in a resolution as provided in the preceding paragraph may not participate in the vote.

Article 8	Omission of Resolution
If the requirements of Article 370 of the Companies Act have been satisfied, it shall be deemed that a resolution of the Board of Directors regarding the matter which is the purpose of the resolution of the Board of Directors has been made.

Article 9	Omission of Report
If the requirements of Article 372 of the Companies Act have been satisfied, it shall be unnecessary to report matters that are to be reported to the meeting of the Board of Directors.

Article 10	Minutes
10.1	As provided by the Ordinance of the Ministry of Justice, the minutes of each meeting of the Board of Directors shall be prepared, and each director and corporate auditor present at such meeting shall sign and seal the minutes, or take alternative measures.

10.2	If a resolution is omitted in accordance with Article 8, documents or electromagnetic records which state or record the manifestation of intention shall be prepared and all the directors (limited to those directors who are entitled to participate in the vote) and corporate auditors shall sign and seal it, or take alternative measures provided under the Ordinance of the Ministry of Justice.
Supplementary Provisions
1.	Established on September 27, 2002 — Accounting Department Regulations 2-1

2.	Amended on June 27, 2006 — Accounting Department Regulations 2-2

[Translation]
Operational Guidelines with respect to Matters to be Resolved by and Reported to the
Board of Directors of NIPPON MINING HOLDINGS, INC.
(Established on September 27, 2002 — Accounting Department Regulations 3-1)
(Amended on January 1, 2009 — Accounting Department Regulations 3-5)
Matters to be Resolved and Reported

I.	Matters to be Resolved
1.	Matters with respect to the Company
(i)	Matters with respect to general meetings of shareholders
(a)	Convocation of general meetings of shareholders;

(b)	Determination of agenda items to be submitted to general meetings of shareholders;

(c)	Order of priority of the directors to act as chairperson at a general meeting of shareholders when the Chairperson and Director is unable to do so;

(d)	Matters delegated by general meetings of shareholders; and

(e)	Adoption of electronic voting.
(ii)	Matters with respect to directors and the Board of Directors
(a)	Appointment and removal of representative directors and directors with titles;

(b)	Delegation to and discharge of counselors and advisors;

(c)	Establishment, amendment and abolition of the Regulations of the Board of Directors;

(d)	Matters to be resolved at meetings of the Board of Directors set out in Article 3.3 and Article 6 of the Regulations of the Board of Directors;

(e)	Approval of transactions by directors that are competitive with the Company’s business operations;

(f)	Approval of transactions conducted between the Company and directors for the director or a third party and approval of transactions between the Company and persons other than directors that conflict with interests of the Company and directors (conflict-of-interest transactions);

(g)	Release of liability of directors or corporate auditors pursuant to the Articles of Incorporation of the Company; and

(h)	Execution of agreements with outside directors or outside corporate auditors that limit the liability of the outside directors or outside corporate auditors pursuant to the Articles of Incorporation of the Company.
(iii)	Matters with respect to shares
(a)	Establishment of record dates with respect to the exercise of rights of shareholders (except those provided in the Articles of Incorporation of the Company);

(b)	Matters with respect to subscription or allotment of shares for subscription and share options for subscription;

(c)	Matters with respect to subscription or allotment of bonds for subscription;

(d)	Acquisition of own shares pursuant to a resolution of an ordinary general meeting of shareholders;

(e)	Acquisition of own shares held by the Company’s subsidiaries;

(f)	Cancellation of treasury shares and own share options;

(g)	Matters with respect to share splits and allotment of shares without contribution;

(h)	Matters with respect to allotment of share options without contribution;

(i)	Determination of or changes to the administrator of shareholder registry or its place of business;

(j)	Establishment, amendment and abolition of Share Handling Regulations; and

(k)	Decrease in the number of shares per unit and abolition thereof; and

(l)	Increase in the number of shares per unit conducted at the same time as a share split.
(iv)	Matters with respect to accounts of the Company
(a)	Approval of financial statements and business reports and the supplementary statements thereof;

(b)	Approval of provisional financial statements;

(c)	Approval of consolidated financial statements; and

(d)	Determination of the matters provided in each of the items in Article 459, Paragraph 1 of the Companies Act, such as the dividend of surplus.

(v)	Matters with respect to important plans and budgets
(a)	Group’s medium- and long-term business plans;

(b)	Group’s loan and investment plans;

(c)	Group’s fund raising and operating plans;

(d)	Operating budgets, facilities budgets, loan and investment budgets, and fund plans; and

(e)	Any important plans and budgets that are similar to those described above.
(vi)	Any other matters with respect to important business operations
(a)	Disposition and acquisition of material assets;

(b)	Large loans;

(c)	Election and dismissal of managers and other important employees;

(d)	Establishment, amendment, and abolition of important organizations;

(e)	Determination of or changes to basic policy on the construction of internal control systems;

(f)	Execution of merger agreements, absorption-type company split agreements, and share exchange agreements, and preparation of incorporation-type company split plans and share transfer plans; and

(g)	Matters with respect to important business operations other than those described above.
(vii)	Matters requiring disclosure pursuant to stock exchange regulations (except matters subject to developed facts and written confirmation of appropriateness by the representative)

(viii)	Any other matters to be resolved at meetings of the Board of Directors pursuant to the Companies Act or any relevant laws and ordinances.
2.	Matters with respect to core business companies
(i)	Matters with respect to general meetings of shareholders
(a)	Approval of agenda items to be submitted to the general meetings of shareholders.
(ii)	Matters with respect to directors and representative directors
(a)	Election and dismissal of directors; and

(b)	Appointment and removal of representative directors.
(iii)	Matters with respect to accounting and appropriation of profits
(a)	Approval of annual accounting and interim accounting; and

(b)	Approval of dividends of surplus.
(iv)	Matters with respect to plans and budgets
(a)	Approval of medium-term business plans; and

(b)	Approval of operating budgets, facilities budgets, loan and investment budgets, and fund plans.
(v)	Any other matters with respect to important business operations to be determined by the Company as a group.
3.	Important matters with respect to direct subsidiaries other than core business companies.

II.	Matters to be Reported (Matters to be Reported pursuant to Article 363, Paragraph 2 of the Companies Act)
(i)	Quarterly accounting and half term income and expenditure outlook (including core business companies);

(ii)	Consolidated quarterly accounting and consolidated half term income and expenditure outlook;

(iii)	Securities reports and quarterly reports and written confirmation of appropriateness of these reports by the representative;

(iv)	Internal control reports;

(v)	Status of business operations (including status of business operations of core business companies);

(vi)	Important matters with respect to transactions by directors that are competitive with the Company’s business operations;

(vii)	Important matters with respect to conflict-of-interest transactions;

(viii)	Material flaws in internal control with respect to financial reports; and

(ix)	Any other matters all directors should share.

Supplementary Provisions
1.	(Established on September 27, 2002 — Accounting Department Regulations 3-1)

2.	(Amended on April 1, 2006 — Accounting Department Regulations 3-2)

3.	(Amended on June 27, 2006 — Accounting Department Regulations 3-3)

4.	(Amended on April 1, 2007 — Accounting Department Regulations 3-4)

5.	(Amended on January 1, 2009 — Accounting Department Regulations 3-5)